UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2017, Collegium Pharmaceutical, Inc. (the “Company”) announced the appointment of Joseph Ciaffoni as Chief Operating Officer, effective May 31, 2017. A copy of the press release announcing Mr. Ciaffoni’s appointment to Chief Operating Officer is attached hereto as Exhibit 99.1.

Prior to joining the Company, Mr. Ciaffoni, 46, served as President, U.S. Branded Pharmaceuticals of Endo International plc from August 2016 until May 2017. Before that, Mr. Ciaffoni held various positions of increasing responsibility at Biogen Idec since 2012, including Senior Vice President, Global Specialty Medicines Group, Senior Vice President, U.S. Commercial and Vice President, U.S. Neurology Field Operations and Marketing. Prior to joining Biogen Idec, Mr. Ciaffoni was Executive Vice President and Chief Operating Officer of Shionogi Inc. and President of Shionogi Pharmaceuticals. Mr. Ciaffoni also previously served as Vice President, Sales for Schering-Plough (now Merck) and held several commercial leadership roles at Sanofi-Synthelabo (now Sanofi) and Novartis. Mr. Ciaffoni received a B.A. in Communications and an M.B.A. from Rutgers, The State University of New Jersey.

In connection with Mr. Ciaffoni’s appointment to Chief Operating Officer, the Company and Mr. Ciaffoni entered into an employment agreement setting forth the terms of Mr. Ciaffoni’s compensation including potential severance and change in control benefits (the “Employment Agreement”). The Employment Agreement provides that Mr. Ciaffoni will receive (i) a base salary of $450,000, (ii) two stay bonuses of $50,000 each if Mr. Ciaffoni remains employed by the Company through May 31, 2018 and May 31, 2019, respectively, (iii) an option to purchase a number of shares of the Company’s common stock having a value of $1,666,667 (the “Option Award’), which will vest over a four-year period subject to Mr. Ciaffoni’s continued employment with the Company, (iv) a restricted stock unit award having a value of $833,333 (the “RSU Award”), which will vest over a four-year period subject to Mr. Ciaffoni’s continued employment with the Company and (v) a target annual bonus award of 50% of his base salary.  The Employment Agreement further provides that Mr. Ciaffoni is eligible to participate in all of the Company’s employee benefit plans, subject to the terms and conditions applicable to such plans, and eligible to receive equity-based compensation commensurate with his position in connection with any annual equity-based awards made to senior executives of the Company.

In addition, the Employment Agreement provides that if Mr. Ciaffoni’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Ciaffoni for good reason (as defined in the Employment Agreement), then he will have the right to receive:

•                  twelve months of base salary following that termination;

•                  payment of any annual bonus otherwise payable (but for the cessation of his employment) with respect to a year ended prior to the cessation of his employment;

•                  a pro rata annual bonus that would have been paid for the fiscal year in which his employment terminates;

•                  accelerated vesting of the Option Award and RSU Award equal to what would have vested had he remained employed for one additional year, provided, that such accelerated vesting shall not be granted if his employment is terminated by the Company without cause prior to May 31, 2018; and

•                  waiver of the applicable premium otherwise payable for COBRA continuation coverage for him (and, to the extent covered immediately prior to the date of such cessation, his eligible dependents) for a period equal to twelve months.

If Mr. Ciaffoni’s employment is terminated by the Company without cause or upon resignation by Mr. Ciaffoni for good reason, in each case, during the twelve month period following a change in control (as defined in the Company’s 2014 Stock Incentive Plan) of the Company, all of his unvested restricted stock, stock options and other equity incentives awarded him by the Company will become immediately and automatically fully vested and exercisable (as applicable).

If Mr. Ciaffoni’s employment ceases due to death or disability, then Mr. Ciaffoni will have the right to receive:

•                  payment of any annual bonus otherwise payable (but for the cessation of his employment) with respect to a year ended prior to the cessation of his employment;

•                  a pro rata annual bonus that would have been paid for the fiscal year in which his employment terminates;

•                  accelerated vesting of the Option Award and RSU Award equal to what would have vested had he remained employed for one additional year; and

•                  waiver of the applicable premium otherwise payable for COBRA continuation coverage for him (and, to the extent covered immediately prior to the date of such cessation, his eligible dependents) for a period equal to twelve months.

All termination benefits are subject to Mr. Ciaffoni’s execution of and non-revocation of a general release of claims.

Mr. Ciaffoni’s Employment Agreement also provides for customary non-competition, non-solicitation and employee no-hire covenants that apply during employment and the twelve month period thereafter and a perpetual confidentiality covenant.

The above summary of the terms of Mr. Ciaffoni’s Employment Agreement is qualified in its entirety by reference to the Employment Agreement that is attached hereto as Exhibit 10.1.

On May 31, 2017, Barry S. Duke stepped down as Executive Vice President and Chief Commercial Officer, effective May 31, 2017.  The Company and Mr. Duke entered into a customary release agreement in connection with his departure, the continued effectiveness of which is a condition to Mr. Duke’s receipt of certain termination payments contemplated by his employment agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2017, the Company held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”).  A total of 29,458,557 shares of the Company’s common stock were entitled to vote as of April 4, 2017, the record date for the Annual Meeting, of which 26,598,159 were present in person or by proxy at the Annual Meeting.  The following is a summary of the final voting results for each matter presented to shareholders.

PROPOSAL 1:

Election of two Class II Directors to hold office until the 2020 Annual Meeting of Shareholders.

Nominee	For	Withheld	Broker Non-Votes
Michael T. Heffernan, R.Ph.	18,326,805	6,319,152	1,952,202
Gino Santini	17,288,105	7,357,852	1,952,202

PROPOSAL 2:

Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstentions	Broker Non-Votes
26,572,812	10,023	15,324	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, dated May 31, 2017, by and between Collegium Pharmaceutical, Inc. and Joseph Ciaffoni.
99.1	Press Release dated May 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2017	Collegium Pharmaceutical, Inc.

	By:	/s/ Paul Brannelly
Name: Paul Brannelly
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated May 31, 2017, by and between Collegium Pharmaceutical, Inc. and Joseph Ciaffoni.
99.1	Press Release dated May 30, 2017.